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                                                                      EXHIBIT 21
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                   SUBSIDIARIES OF CAREY INTERNATIONAL, INC.
          (unless otherwise noted, all subsidiaries are wholly-owned)

                             Carey Licensing, Inc.
       Carey Limousine Corporation, Inc. d/b/a Carey Philadelphia, Inc.
                          Carey Limousine D.C., Inc.
                         Carey Limousine Florida, Inc.
                          Carey Limousine L.A., Inc.
                          Carey Limousine N.Y., Inc.
                           Carey Limousine SF, Inc.
                               Carey UK Limited
                   Herzog Cadillac Rental Service NY, Inc.*
                    International Limousine Network Ltd.**
               Manhattan International Limousine Network Ltd.**



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*   Wholly-owned subsidiary of Carey Limousine N.Y., Inc.
** Will become a wholly-owned subsidiary of Carey International, Inc. upon the closing of this offering.